UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 13, 2009
CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices, zip code)
(210) 822-2828
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On July 13, 2009, CC Media Holdings, Inc. (the “Company”) accepted the resignation of Andrew W. Levin as Executive Vice President, Chief Legal Officer and Secretary of the Company effective January 8, 2010. In order to induce Mr. Levin to remain in these positions through January 8, 2010, the Company entered into an Employment Separation Agreement, dated the same date (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Levin will (i) receive a cash bonus of $989,250 payable in installments; and (ii) continue to be eligible to receive a performance bonus under the Company’s Annual Incentive Plan for the fiscal year ended December 31, 2009. Mr. Levin also released the Company and its affiliates from all potential claims, and agreed to employee non-solicitation covenants until May 31, 2011. Pursuant to the Separation Agreement, Mr. Levin also agreed to provide consulting services to the Company for a 90 day period from the effective date of his resignation at no additional compensation and thereafter until May 31, 2011, at a rate of $200 per hour for hours worked in excess of five hours per week.
     The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
10.1	Employment Separation Agreement, dated July 13, 2009, between CC Media Holdings, Inc. and Andrew W. Levin.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: July 16, 2009	By:	/s/ Herbert W. Hill
	Name:	Herbert W. Hill
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS
10.1	Employment Separation Agreement, dated July 13, 2009, between CC Media Holdings, Inc. and Andrew W. Levin.